UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2012

Republic Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Market Street Louisville, KY	40202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 584-3600

Not Applicable

(Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 27, 2012, as amended on February 1, 2012, Republic Bancorp, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report that Republic Bank & Trust Company (“RB&T”), a wholly-owned subsidiary of the Company, had entered into a Purchase and Assumption Agreement on January 27, 2012 (the “Agreement”) without loss share with the Federal Deposit Insurance Corporation (the “FDIC”) as Receiver. Pursuant to the Agreement, RB&T acquired select assets and assumed substantially all of the deposits and certain liabilities of Tennessee Commerce Bank (“TCB”), headquartered in Franklin, Tennessee. The final list and values of acquired assets and assumed liabilities remain subject to adjustment and revision by the FDIC and RB&T. Once such terms are finalized and agreed to, the acquisition will be deemed to be effective as of January 27, 2012.

This Current Report on Form 8-K/A (this “Amendment”) amends, updates, supplements and replaces in its entirety, the disclosure provided in Item 2.01 and Item 9.01 of the Original Report. Except as otherwise provided herein, the other disclosures made in the Original Report remain unchanged. All financial and other numeric measures of TCB as described in this Current Report were based upon information as of April 11, 2012 and may be subject to change.

Statements made in this Amendment, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, liquidity and capital resources. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Cautionary Statement Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Item 2.01 Completion of Acquisition or Disposition of Assets

The following discussion of assets acquired and liabilities assumed are presented at estimated fair value on the date of the Agreement. The fair values of the assets acquired and liabilities assumed were determined as described in Note 3 to the Statement of Assets Acquired and Liabilities Assumed, dated as of January 27, 2012, and the accompanying notes thereto, which is attached hereto as Exhibit 99.1 and incorporated herein by reference (the “Audited Statements”). These fair value estimates are considered preliminary, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. RB&T and the FDIC are engaged in on-going discussions that may impact which assets and liabilities are ultimately acquired or assumed by RB&T and the purchase price. In addition, the tax treatment of FDIC assisted acquisitions is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the acquisition date. The disclosure set forth in this Item 2.01 reflects the status of these items to the best of management’s knowledge as of April 11, 2012.

Under the terms of the Agreement, effective as of January 27, 2012, RB&T acquired assets and assumed liabilities as presented in the following table:

		Fair
	Contractual	Value	Fair
(in thousands)	Amount	Adjustments	Value
ASSETS

Cash and cash equivalents	$61,943	(89)	$61,854
Securities available for sale	42,646		42,646
Loans to be repurchased by the FDIC, net of discount	19,800	(2,797)	17,003
Loans	79,112	(22,666)	56,446
Federal Home Loan Bank stock, at cost	2,491		2,491
Other assets and accrued interest receivable	945	(60)	885
Other real estate owned	14,189	(3,359)	10,830
Core deposit intangible	-	64	64
Discount	(56,970)	56,970	-
FDIC settlement receivable	784,545	-	784,545
TOTAL ASSETS ACQUIRED	$948,701	$28,063	$976,764

LIABILITIES

Deposits
Non interest-bearing	$19,754	$-	$19,754
Interest-bearing	927,641	54	927,695
Total deposits	947,395	54	947,449

Accrued income taxes payable	-	9,988	9,988
Other liabilities and accrued interest payable	1,306	110	1,416

TOTAL LIABILITIES ASSUMED	$948,701	$10,152	$958,853

EQUITY

Bargain purchase gain, net of taxes	-	17,911	17,911

TOTAL LIABILITIES ASSUMED AND EQUITY	$948,701	$28,063	$976,764

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Discussion

As set forth in Item 2.01 above, on January 27, 2017 (the “Acquisition Date”), Republic Bank & Trust Company (“RB&T”) acquired certain assets and assumed substantially all of the deposits and certain liabilities of Tennessee Commerce Bank (“TCB”) pursuant to the Purchase and Assumption Agreement with the Federal Deposit Insurance Corporation (the “FDIC”). A narrative description of the anticipated effects of the TCB acquisition on the Company’s financial condition, liquidity, capital resources and operating results is presented below. This discussion should be read in conjunction with the historical financial statements and the related notes of the Company, which were filed with the Commission on Form 10-K on March 7, 2012 and the Audited Statement, which is attached hereto as Exhibit 99.1.

The Company has determined that the acquisition of the net assets of TCB constitutes a business acquisition as defined by the Business Combinations topic of the FASB ASC. Accordingly, the assets acquired and liabilities assumed as of January 27, 2012, are presented at their fair values in the table below as required by that topic. In many cases, the determination of these fair values required management to make estimates about discount rates, expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The amount that RB&T realizes on these assets could differ materially from the carrying value reflected in the attached Audited Statement primarily as a result of changes in the timing and amount of collections on the acquired loans in future periods. The acquisition was completed without a loss sharing agreement. Additionally, RB&T and the FDIC are engaged in ongoing discussions that may impact the purchase price and which assets and liabilities are ultimately acquired or assumed by RB&T and/or the purchase price.

The TCB acquisition increased RB&T’s total assets and total deposits, which are expected to positively affect RB&T’s long-term operating results, as RB&T earns more from interest earned on its loans and investments than it pays in interest on deposits and other borrowings. The ability of RB&T to successfully collect interest and principal on loans acquired will also impact RB&T’s cash flows and operating results.

On January 30, 2012, TCB’s sole location re-opened as a division of RB&T.

RB&T expects to incur acquisition and integration costs of approximately $2.0 million related to this transaction, with $636,000 of these costs incurred during the quarter ended March 31, 2012.  Included in the total amount is $728,000 for estimated short-term retention bonuses for certain former TCB employees and short-term incentive bonuses for existing RB&T employees related to a successful branch consolidation and core system conversion scheduled for July 2012.  In addition, the total also includes $315,000 for estimated professional and consulting fees, as well as $945,000 for a long-term incentive program for RB&T employees based upon a 2-year profitability target for the overall TCB operation.   Management believes that RB&T will likely achieve on-going direct operating expenses for the one-location TCB franchise, in addition to the acquisition and integration costs just discussed, in a range of $60,000 to $70,000 per month subsequent to the branch consolidation and core system conversion scheduled for July 2012.

Financial Condition

In the TCB acquisition, RB&T purchased approximately $99 million in loans with a fair value of approximately $73 million. Subsequent to the Acquisition Date, the FDIC agreed to repurchase approximately $20 million of these loans at a price of approximately $17 million.  The remaining TCB loans acquired represent approximately 3% of RB&T’s total loans and leases (net of the allowance for loan losses) as of December 31, 2011. Other real estate acquired had an estimated fair value of $11 million on the Acquisition Date.

RB&T acquired $62 million in cash and cash equivalents and $43 million in securities at fair value. The substantial majority of the securities acquired were subsequently sold during the first quarter of 2012 with RB&T realizing a net gain on the corresponding sales of approximately $56,000.

The following table presents information with respect to the carrying value of certain earning-assets acquired, as well as their principal amount and average effective yield and term, and the amounts of acquired loans with credit-related impairment that are accounted for in accordance with the provisions of the FASB Codification Topic 310-30: “Loans and Debt Securities Acquired with Deteriorated Credit Quality,” formerly SOP 03-3, “Accounting for Certain Loans or Debt Securities Acquired in a Transfer.”

Schedule of Earning Assets Acquired

				Average	Effective
	Contractual		Fair	Months to	Interest
January 27, 2012, (in thousands)	Amount		Value (2)	Maturity	Rate

Earning Assets

Money market, federal funds sold and other interest-
earning investments	$61,943		$61,854	N/A	0.25%

Securities available for sale	42,646	(1)	42,646	172	3.27%

Non-impaired loans:
Residential real estate	10,358		10,325	22	5.74%
Commercial real estate	1,594		1,556	19	6.19%
Real estate construction	2,283		2,281	8	6.36%
Commercial	4,501		4,439	11	6.11%
Home equity	5,945		5,489	77	6.14%
Consumer:
Credit cards	608		586	N/A	6.21%
Overdrafts	51		51	N/A	N/A
Other consumer	1,494		1,174	28	6.58%
Total non-impaired loans	26,834		25,901	31	6.01%

Impaired loans:
Residential real estate	12,859		8,816	22	9.60%
Commercial real estate	16,528		9,595	7	9.62%
Real estate construction	12,594		9,915	12	9.62%
Commercial	8,723		1,846	36	9.48%
Home equity	275		125	71	3.75%
Consumer:
Credit cards	-		-
Overdrafts	621		-	N/A	N/A
Other consumer	678		248	1	100.00%
Total impaired loans	52,278		30,545	15	9.58%

Total loans, retained by RB&T	79,112		56,446	23	7.94%

Loans to be repurchased by the FDIC, net of discount	19,800		17,003	N/A	N/A

Total earning assets	$203,501		$177,949

(1) Represents the contractual purchase amount from the FDIC, which was the fair value as of 1/27/2012.   The par amount for the securities purchased on the Acquisition Date was $44,448.

(2) Loans with a fair value of $2,227 were placed on non-accrual status as of the Acquisition Date.  There were no loans that were 90-days or more past due and still accruing interest as of the Acquisition Date.

The following table reflects the contractual maturities and rate sensitivity of the acquired loans:

	Residential		Real
	Real	Commercial	Estate		Home	Credit		Other
(in thousands)	Estate	Real Estate	Construction	Commercial	Equity	Cards	Overdrafts	Consumer	Total

Contractual Maturities:
One year or less	$10,544	$8,674	$6,898	$3,138	$316	$-	$-	$540	$30,110
One to five years	8,531	2,477	5,298	2,367	1,188	-	-	853	20,714
Over five years	66	-	-	780	4,110	-	-	29	4,985
N/A	-	-	-	-	-	586	51	-	637
Total	$19,141	$11,151	$12,196	$6,285	$5,614	$586	$51	$1,422	$56,446

Rate Sensitivity:
Fixed	$16,480	$9,687	$9,693	$5,807	$-	$-	$-	$1,167	$42,834
Variable	2,661	1,464	2,503	478	5,614	586	-	255	13,561
N/A						-	51	-	51
Total	$19,141	$11,151	$12,196	$6,285	$5,614	$586	$51	$1,422	$56,446

In the TCB acquisition, RB&T assumed $947 million in deposits at estimated fair value. This amount represents approximately 36% of RB&T’s and TCB’s pro forma total deposits combined of $2.6 billion, utilizing RB&T’s total deposits of $1.7 billion at December 31, 2011. Demand and savings deposit accounts made up $127 million of these assumed deposits. RB&T did not assume any FHLB advances, security repurchase agreements, or any other borrowings.  Based on pricing strategies discussed in more detail in the Liquidity and Capital Resources section on the following page of this 8 K/A, TCB’s deposit balances had declined to approximately $139 million at March 31, 2012, representing approximately 7% of RB&T’s total deposits at March 31, 2012.

In its assumption of the deposit liabilities, RB&T believed that the customer relationships associated with these deposits had intangible value, although this value was anticipated to be modest given the nature of the deposit accounts and the anticipated rapid account run-off since realized. RB&T applied ASC Topic 805, which prescribes the accounting for other intangible assets such as core deposit intangibles, in a business combination. RB&T determined the estimated fair value of the core deposit intangible asset totaled $64,000, which will be amortized utilizing an accelerated amortization method over an estimated economic life of four years. In determining the valuation amount, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates, age of deposit relationships, and the maturities of time deposits.

Future amortization of this core deposit intangible asset over the estimated life will decrease results of operations. Since amortization in a noncash item, it will have no effect upon future liquidity and cash flows. For the calculation of regulatory capital, this core deposit intangible asset is disallowed and is a reduction to equity capital. The disallowment of this intangible asset will not materially adversely affect the Company’s or RB&T’s regulatory capital ratios.

The core deposit intangible asset is subject to estimates by management of the Company related to the value and the life of the asset. These estimates could change over time. The Company will review the valuation of this asset periodically to ensure that no impairment has occurred. If any impairment is subsequently determined, RB&T will record the impairment as an expense in its consolidated statement of operations.

Operating Results and Cash Flows

The Company’s management has from time to time become aware of acquisition opportunities and has performed various levels of review related to potential acquisitions in the past. This acquisition was attractive to RB&T for a variety of reasons, including:

● attractiveness in the pricing of the acquired loan portfolios;

● opportunity to enter the Nashville, TN market;

● location of the failed institution in proximity to RB&T’s corporate head quarters; and

● opportunities to enhance income.

The Company believes that the transaction will improve its net interest income, as the Company earns more interest on its loans and investments than it pays in interest on deposits and borrowings. The Company expects that the acquisition will positively affect its operating results in the first quarter of 2012, due primarily to the bargain purchase gain realized on the transaction.  The Company believes the transaction will negatively impact its operating results during the second quarter of 2012 due to the integration, retention and incentive costs previously described, as well as, the on-going costs of utilizing duplicate technology systems through dedicated back office staff at the former TCB location.  The Company believes the transaction will begin to positively impact its consolidated results of operation in the third quarter of 2012 and beyond when all duplicate TCB technology systems and the corresponding costs to operate those systems are expected to be eliminated upon the conversion of the TCB systems into the Company’s core platform.

Liquidity and Capital Resources

RB&T believes that its liquidity position was not significantly impacted as a result of this transaction. RB&T acquired $62 million in cash and cash equivalents as well as $43 million of investment securities at fair value.  In addition, subsequent to the acquisition date, RB&T received approximately $785 million in cash from the FDIC representing the net difference between the assets acquired and the liabilities assumed adjusted for the discount RB&T received for the transaction.  Approximately $35 million and $5 million of the acquired TCB securities were sold and called subsequent to the acquisition. The remaining securities provide monthly cash flows in the form of principal and interest payments.

Deposits in the amount of $947 million were assumed in the transaction. Of this amount, $127 million, or 13%, were in the form of highly liquid transaction accounts. Certificates of deposit and other time deposits comprised $821 million of total deposits, or 87%.

As permitted by the FDIC, RB&T had the option to re-price the acquired deposit portfolios to current market rates within seven days of the acquisition date. In addition, depositors had the option to withdraw funds without penalty. RB&T chose to re-price all of the acquired interest-bearing deposits, including transaction, time and brokered deposits. This re-pricing triggered time and brokered deposit run-off in-line with management’s expectations. Through March 31, 2012, approximately 85% of the assumed interest bearing deposit account balances had exited RB&T, with no penalty on the applicable time and brokered deposits.  At March 31, 2012, RB&T had $139 million of deposits remaining from the TCB acquisition.

RB&T remains “well-capitalized” under the regulatory framework after taking into consideration the results of the TCB acquisition.

Financial Statements

Attached hereto as Exhibit 99.1 and incorporated by reference into this Item 9.01(a) is the Audited Statement and the accompanying notes thereto.

●	Report of Independent Registered Public Accounting Firm
●	Statement of Assets Acquired and Liabilities Assumed at January 27, 2012
●	Notes to Statement of Assets Acquired and Liabilities Assumed

The Company has omitted certain financial information of TCB required by Rule 3-05 of Regulation S-X and the related pro forma financial information under Article 11 of Regulation S-X in accordance with a request for relief granted by the Commission in accordance with the guidance provided in SAB 1:K. SAB 1:K provides relief from the requirements of Rule 3-05 of Regulation S-X and the related pro forma financial information required under Article 11 of Regulation S-X under certain circumstances, including a transaction such as the one set forth in the Agreement, in which the Company engages in an acquisition of a troubled financial institution for which historical financial statements are not reasonably available and in which federal assistance is an essential and significant part of the transaction.

(b)	Pro forma financial information

The Company has omitted certain financial information of TCB required by Rule 3-05 of Regulation S-X and the related pro forma financial information under Article 11 of Regulation S-X in accordance with a request for relief granted by the Commission in accordance with the guidance provided in SAB 1:K. SAB 1:K provides relief from the requirements of Rule 3-05 of Regulation S-X and the related pro forma financial information required under Article 11 of Regulation S-X under certain circumstances, including a transaction such as the one set forth in the Agreement, in which the Company engages in an acquisition of a troubled financial institution for which historical financial statements are not reasonably available and in which federal assistance is an essential and significant part of the transaction.

(c)           Not applicable.

(d)           Exhibits

Exhibit No.	Description
2.1
Purchase and Assumption Agreement-Whole Bank; All Deposits, among the Federal Deposit Insurance Corporation, receiver of Tennessee Commerce Bank, Franklin, Tennessee, the Federal Deposit Insurance Corporation and Republic Bank & Trust Company, dated as of January 27, 2012 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K/A (Amendment 1) filed by the Company on February 1, 2012)

2.2	Amendment to the Purchase and Assumption Agreement, dated as of March 6, 2012.

23.1	Consent of Crowe Horwath LLP, Independent Registered Public Accounting Firm

99.1	Report of Independent Registered Public Accounting Firm; Statement of Assets Acquired and Liabilities Assumed at January 27, 2012; Notes to Statement of Assets Acquired and Liabilities Assumed

* * * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2012

REPUBLIC BANCORP, INC.

By: /s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer &
Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
2.1
Purchase and Assumption Agreement-Whole Bank; All Deposits, among the Federal Deposit Insurance Corporation, receiver of Tennessee Commerce Bank, Franklin, Tennessee, the Federal Deposit Insurance Corporation and Republic Bank & Trust Company, dated as of January 27, 2012 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K/A (Amendment 1) filed by the Company on February 1, 2012)

2.2	Amendment to the Purchase and Assumption Agreement, dated as of March 6, 2012.

23.1	Consent of Crowe Horwath LLP, Independent Registered Public Accounting Firm

99.1	Report of Independent Registered Public Accounting Firm Statement of Assets Acquired and Liabilities Assumed at January 27, 2012 Notes to Statement of Assets Acquired and Liabilities Assumed